UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): October 22, 2013

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-173056	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 South Hwy 100, Suite 500 St. Louis Park MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 18, 2013, Soul and Vibe Interactive Inc. (the “Company”) completed the closing of a private placement financing transaction (the “Transaction”) with an accredited investor (the “Investor”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Investor purchased a 10% Convertible Debenture (the “Debenture” and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $184,211, and received gross proceeds of $175,000, excluding transaction costs, fees and expenses, and agreed to purchase another such Debenture (collectively, the “Debentures”) within 30 days of the initial closing upon virtually identical terms.

Interest on the Debenture is payable in the amount of 10% of the principal amount, regardless of how long the Debenture remain outstanding. Principal and interest is due and payable July 18, 2014, six months after the date of the Debenture. The Debenture is convertible into shares of the Company’s common stock at any time at the discretion of the Investor at an initial conversion price per share of $0.195, subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Debenture.

The Company may redeem the Debenture, subject to prior notice to the Investors, by paying an amount equal to 130% of the principal and interest payable under the Debenture.

As long as the Debenture is outstanding, the Investor has a right of first refusal, exercisable for three business days after notice to the Investor, to purchase to purchase securities proposed to be offered and sold in the future by the Company in a transaction primarily for purposes of financing the operations or business of the Company. Securities proposed to be offered in certain exempt transactions are excluded from the right of first refusal.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use the net proceeds from the Transaction substantially for working capital purposes, and agreed not to use the net proceeds for the satisfaction of outstanding indebtedness other than payment of trade payables in the ordinary course of business, the redemption of any common stock, or the settlement of any outstanding litigation.

The foregoing description of the Purchase Agreement and the Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01           Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of October 18, 2013

10.2	Form of Debenture dated October 18, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: October 22, 2013	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President